Exhibit 10.1

[Execution]

AMENDMENT NO. 13 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 13 TO LOAN AND SECURITY AGREEMENT, dated as of October 30, 2008 (this “Amendment No. 13”), entered into by and among Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida), in its capacity as agent acting for and on behalf of the parties to the Loan Agreement (as hereinafter defined) as lenders (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (individually a “Lender” and collectively, “Lenders”), Supreme International, LLC, a Delaware limited liability company formerly known as Supreme International, Inc. (“Supreme”), Jantzen, LLC, a Delaware limited liability company formerly known as Jantzen, Inc. (“Jantzen”), Perry Ellis Menswear, LLC, a Delaware limited liability company formerly known as Perry Ellis Menswear, Inc. (“Perry Ellis Menswear”), Perry Ellis Europe Limited, a private limited company incorporated in England and Wales formerly known as Farah Manufacturing (U.K.) Limited (“Perry Europe”), Salant Holding, LLC, a Delaware limited liability company formerly known as Salant Holding Corporation (“Salant Holding” and together with Supreme, Jantzen, Perry Europe and Perry Ellis Menswear, each individually “Borrower” and collectively, “Borrowers”), Perry Ellis International, Inc., a Florida corporation (“Parent”), PEI Licensing, Inc., a Delaware corporation (“PEI Licensing”), Jantzen Apparel, LLC, a Delaware limited liability company formerly known as Jantzen Apparel Corp. (“Jantzen Apparel”), Supreme Real Estate I, LLC, a Florida limited liability company (“Supreme I”), Supreme Real Estate II, LLC, a Florida limited liability company (“Supreme II”), Supreme Realty, LLC, a Florida limited liability company (“Supreme Realty”), Supreme Munsingwear Canada Inc., a Canada corporation (“Supreme Canada”), Perry Ellis Shared Services Corporation, a Delaware corporation (“PE Shared Services”), Winnsboro DC, LLC, a Delaware limited liability company (“Winnsboro”), Tampa DC, LLC, a Delaware limited liability company (“Tampa DC”), Perry Ellis International Group Holdings Limited, a private company incorporated under the laws of Ireland having its principal place of business in the Bahamas (“Group Holdings”) and Perry Ellis Real Estate, LLC, a Delaware limited liability company formerly known as Perry Ellis Real Estate Corporation (“PE Real Estate” and, together, with Parent, PEI Licensing, Jantzen Apparel, Supreme I, Supreme II, Supreme Realty, Group Holdings, PE Shared Services, Winnsboro, Tampa DC, and Supreme Canada, each individually a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated October 1, 2002, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated June 19, 2003, Amendment No. 2 to Loan and Security Agreement, dated September 22, 2003, Amendment No. 3 to Loan and Security Agreement, dated December 1, 2003, Amendment No. 4 to Loan and Security Agreement, dated February 25, 2004, Amendment No. 5 to Loan and Security Agreement,

dated July 1, 2004, Amendment No. 6 to Loan and Security Agreement, dated as of September 30, 2004, Amendment No. 7 to Loan and Security Agreement, dated as of February 26, 2005, Amendment No. 8 to Loan and Security Agreement, dated as of September 30, 2005, Amendment No. 9 to Loan and Security Agreement, dated as of February 24, 2006, Amendment No. 10 to Loan and Security Agreement, dated as of August 28, 2006, Amendment No 11 to Loan and Security Agreement, dated as of November 29, 2006 and Amendment No. 12 and Consent to Loan and Security Agreement, dated as of December 6, 2006 (as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Financing Agreements”);

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to make certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions set forth in this Amendment No. 13; and

WHEREAS, by this Amendment No. 13, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

1.1 Additional Definitions.

(a) “Amendment No. 13” shall mean Amendment No. 13 to Loan and Security Agreement by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b) “Amendment No. 13 Effective Date” shall mean the first date on which all of the conditions precedent to the effectiveness of Amendment No. 13 shall have been satisfied and/or waived.

(c) “Incremental Facility” shall have the definition set forth in Section 2.4 of the Loan Agreement.

(d) “Maximum Credit Increase Effective Date” shall have the definition set forth in Section 2.4 of the Loan Agreement.

1.2 Amendments to Definitions.

(a) Each reference to the term “Applicable Margin” in the Loan Agreement or any other Financing Agreement is hereby amended to mean, at any time, as to the Interest Rate for Prime Rate Loans and the Interest Rate for Eurodollar Rate Loans

the applicable percentage (on a per annum basis) set forth below if the sum of (A) the Quarterly Average Excess Availability for the immediately preceding fiscal quarter plus (B) the Excess Cash as of the last day of such immediately preceding fiscal quarter, is at or within the amounts indicated for such percentage:

Tier	Quarterly Average Excess Availability plus Excess Cash	Applicable Prime Rate Margin	Applicable Eurodollar Rate Margin
1	$100,000,000 or more	1.00%	2.00%
2	Greater than or equal to $60,000,000 and less than $100,000,000	1.25%	2.25%
3	Greater than or equal to $35,000,000 and less than $60,000,000	1.50%	2.50%
4	Less than $35,000,000	1.75%	2.75%

provided, that, (i) the Applicable Margin shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter beginning November 1, 2008) and shall remain in effect until adjusted thereafter after the end of the next fiscal quarter and (ii) the Applicable Margin from the Amendment No. 13 Effective date through and including October 31, 2008, shall be the amount for Tier 2 set forth above.

(b) The definition of “Commitment” in Section 1.19 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“Commitment” shall mean, at any time, as to each Lender, the principal amount set forth below such Lender’s signature on the signatures pages hereto designated as the Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as “Commitments”.

(c) The definition of “Eligible Factor Receivables” in Section 1.29 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“Eligible Factor Receivables” shall mean, as to each Borrower, Factor Receivables arising from the sale of Accounts by such Borrower to a Factor pursuant to and in accordance with the terms and conditions of the Factoring Agreements of such Borrower with such Factor, which are and continue to be acceptable to Agent based on the criteria set forth below, less any charges, commissions, fees, chargebacks, deductions, setoffs and other amounts payable to such Factor; provided, that, regardless of the aggregate amount of Factor Receivables or Receivables that might satisfy the criteria so as to constitute Eligible Factor Receivables, in no event shall the aggregate amount of the Factor Receivables that constitute Eligible Factor Receivables be deemed to be more than $10,000,000 at any time. In general, subject to such limitation, Factor Receivables shall be Eligible Factor Receivables of a Borrower if: (i) the Accounts of such Borrower so sold to the Factor giving rise to such Factor Receivable have been approved by such Factor for its own credit risk and the sale of goods giving rise to such Accounts so sold have been approved and accepted by such Factor in accordance with the terms and conditions of the applicable Factoring Agreements (and such Accounts do not constitute “client risk” Accounts under the terms of the arrangements of such Borrower with such Factor); (ii) such Factor Receivable has been validly assigned by such Borrower to Agent and is payable to Agent pursuant to the Factor Assignment Agreement with the Factor obligated to pay such Factor Receivable; (iii) Agent shall have received a Factor Assignment Agreement duly authorized, executed and delivered by the Factor obligated in respect of such Factor Receivable and such Factor Assignment Agreement shall be in full force and effect and such Factor shall be in compliance in all respects with the terms thereof; (iv) such Factor Receivable is not unpaid after the date specified for payment under the terms of the Factoring Agreements applicable thereto; (v) such Factor Receivable is subject to the first priority, valid and perfected security interest of Agent and is not subject to any other security interest, pledge, lien, claim or other encumbrance except those permitted under this Agreement that are subject and subordinate to the security interests of Agent pursuant to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent; (vi) the Factoring Agreements of such Borrower with the Factor obligated on such Factor Receivable shall be in full force and effect and each party to the Factoring Agreements with the Factor obligated on such Factor Receivable shall be in compliance with the terms and conditions thereof and no breach of such terms or default or event of default thereunder shall exist or have occurred; (vii) the Factor obligated in respect of such Factor Receivable shall not have sent any notice of default or of the failure of such Borrower to comply with any of the terms of the applicable Factoring Agreements or otherwise notified any Borrower or Guarantor of the intention of such Factor to cease or suspend payments to such Borrower in respect of the Factor Receivable; (viii) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Factor Receivable or delay payment thereunder; (ix) the Accounts of such Borrower sold giving rise to such Factor Receivable satisfy all of the conditions for the purchase thereof by the Factor obligated thereon and the approval and acceptance of such sale by such Factor in accordance with the terms of the applicable Factoring Agreements and shall not be subject to any chargeback or other right of such Factor to reassign such Account to such Borrower

(whether or not such Factor exercises such right) or obligation of such Borrower to pay the amount of such Account to such Factor, whether because the goods sold giving rise to such Account have been rejected or returned by the account debtor owing such Account or otherwise; (x) the Accounts sold giving rise to such Factor Receivable are not unpaid more than the earlier of sixty (60) days after the original due date for them or ninety (90) days after the date of the original invoice for them; (xi) such Accounts sold giving rise to such Factor Receivable comply with the terms and conditions contained in Section 7.2(b) of this Agreement.

The criteria for Eligible Factor Receivables set forth above may only be changed and any new criteria for Eligible Factor Receivables may only be established by Agent in good faith based on either: (1) an event, condition or other circumstance arising after the date hereof, or (2) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Factor Receivables in the good faith determination of Agent. Any Factor Receivables which are not Eligible Factor Receivables shall nevertheless be part of the Collateral.

(d) The definition of “Excess Availability” in Section 1.40 of the Loan Agreement is hereby is hereby deleted in its entirety and the following substituted therefor:

“1.40 “Excess Availability” shall mean, as to each Borrower, the amount, as determined by Agent, calculated at any date, equal to: i) the lesser of: (1) the Borrowing Base of such Borrower and (2) the Loan Limit of such Borrower (in each case under (i) or (ii) after giving effect to any Reserves other than any Reserves in respect of Letter of Credit Accommodations plus the Supplemental Availability Amount), minus ii) the sum of: (1) the amount of all then outstanding and unpaid Obligations of such Borrower (but not including for this purpose Obligations of such Borrower arising pursuant to any guarantees in favor of Agent and Lenders of the Obligations of the other Borrowers or the then outstanding Letter of Credit Accommodations), plus (2) the amount of all Reserves then established in respect of Letter of Credit Accommodations, plus (3) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of such Borrower which are outstanding more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by such Borrower in good faith); provided, that, solely for the purposes of determining Quarterly Average Excess Availability in connection with the calculation of the Applicable Margin during any fiscal quarter, Excess Availability shall be calculated without regard to the Loan Limit of any Borrower at Borrower Agent’s option for any monthly period within the fiscal quarter (the “Enhanced Applicable Margin Computation”); provided, further, that; (w) the allowed amount of Quarterly Excess Availability (as used for the purpose of calculation for the Enhanced Applicable Margin) that exceeds the Loan Limit is limited to $75,000,000, (x) Borrower Agent shall have delivered written notice to Agent, not less than five (5) Business Days prior to the end of the fiscal quarter with respect to which Borrower Agent elects the use of the Enhanced Applicable Margin Computation, which notice shall be irrevocable and shall specify that Borrower Agent elects the use of the Enhanced Applicable Margin Computation and (y) Borrowers shall pay to Agent, for the ratable benefit of the Lenders, a fee in respect of the use of the Enhanced Applicable Margin Computation equal to $15,000 for each month that Borrower Agent has elected the use of the Enhanced Applicable Margin Computation, which fee shall be payable on the last day of the effective fiscal quarter and may be charged to any loan account of Borrowers maintained with Agent.”

(e) The definition of “Inventory Loan Limit” in Section 1.65 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“1.65 “Inventory Loan Limit” shall mean, as to each Borrower, at any time, the amount equal to sixty (60%) percent of the Maximum Credit minus the then outstanding principal amount of Loans to the other Borrowers based on Eligible Inventory (and including Letter of Credit Accommodations to the extent provided in the definition of the term Borrowing Base).”

(f) The definition of “Maximum Credit” in Section 1.80 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“1.80 “Maximum Credit” shall mean $125,000,000 as such amount may be increased pursuant to and in accordance with the terms of Section 2.4 hereof.”

(g) The definition of “Prime Rate” in Section 1.91 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“1.91 “Prime Rate” shall mean, on any date, the greater of (a) the rate from time to time publicly announced by Wachovia, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank or (b) the Federal Funds Rate in effect on such day plus one-half ( 1/2%) percent.”

2. Syndication Agent. The Preamble to the Loan Agreement is hereby amended by adding Bank of America, N.A. as Syndication Agent.

3. Loans.

3.1 Inventory Loan Limit. Section 2.1(b)(iii) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

(iii) the aggregate principal amount of the Loans outstanding at any time to Borrowers based on the Eligible Inventory of Borrowers (and including the then undrawn amounts of Letter of Credit Accommodations used to purchase Inventory to the extent set forth in Section 1.10 hereof) shall not exceed the Inventory Loan Limit.

3.2 Letter of Credit Accommodations.

(a) Section 2.2(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodation, Borrowers shall pay to Agent, for the benefit of Lenders a letter of credit fee at a rate equal to (i) in connection with the daily outstanding balance of the Letter of Credit Accommodations up to $5,000,000, one and one half (1.50%) percent per annum for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month and (ii) in connection with the outstanding balance of all remaining Letter of Credit Accommodations, the Applicable Eurodollar Rate Margin (on a per annum basis)set forth in Section 1.6 for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of Required Lenders shall, require Borrowers to pay to Agent for the benefit of Lenders such letter of credit fee at a rate equal to the then effective applicable letter of credit fee rate plus two (2%) percent per annum in connection with the daily outstanding balance of the Letter of Credit Accommodations for: (A) the period from and after the date of termination hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (B) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.”

(b) Section 2.2(e) of the Loan Agreement is hereby amended by deleting the reference therein to “$60,000,000” and substituting “$40,000,000” therefor.

3.3 Increases in Maximum Credit. The Loan Agreement is hereby amended by adding the following new Section 2.4:

“2.4 Increases in Maximum Credit.

(a) Borrower (or Borrower Agent on behalf of such Borrower) may, at any time, request that Agent to increase the Maximum Credit. Any such written request shall specify the amount of the increase in the Maximum Credit that

Borrowers are requesting; provided, that, (i) the aggregate amount of any such incremental increases in the Maximum Credit (the “Incremental Facility”) does not cause the Maximum Credit to exceed $200,000,000, (ii) such request shall be for an increase shall be in increments of $25,000,000 not to exceed $75,000,000 at any one time or in the aggregate during the term hereof, (iii) any such request shall be irrevocable, except if the amount of increase in Commitments from Lenders is less than the amount requested by Borrowers, then Borrowers shall, in their sole discretion, be entitled to withdraw any such request and no fee related to such request shall be payable hereunder and (iv) in no event shall more than one such written request to increase the Maximum Credit be delivered to Agent in any calendar quarter.

(b) Upon the receipt by Agent of any such written request to increase the Maximum Credit, Agent shall notify each of the Lenders of such request and each Lender shall have the option (but not the obligation) to increase the amount of its Commitment by its Pro Rata Share of the amount of the increase in the Maximum Credit requested by Borrowers as set forth in the notice from Agent to such Lender. Each Lender shall notify Agent within ten (10) days after the receipt of such notice from Agent whether it is willing to so increase its Commitment, and (ii) no Lender shall be obligated to provide such increase in its Commitment and the determination to increase the Commitment of a Lender shall be within the sole and absolute discretion of such Lender. If the aggregate amount of the increases in the Commitments received from the Lenders does not equal or exceed the amount of the increase in the Maximum Credit requested by Borrowers, Agent may seek additional increases from Lenders or Commitments from such Eligible Transferees as it may determine, after consultation with Borrowers. In the event Lenders (or Lenders and any such Eligible Transferees, as the case may be) have committed in writing to provide increases in their Commitments or new Commitments in an aggregate amount in excess of the increase in the Maximum Credit requested by Borrowers or permitted hereunder, Agent shall then have the right to allocate such commitments, first to Lenders and then to Eligible Transferees, in such amounts and manner as Agent may determine, after consultation with Borrowers. If, in connection with the arrangement of additional Commitments for the Incremental Facility the resulting pricing with respect to any Loans or Letters of Credit under the Incremental Facility would be greater than otherwise applicable to Loans or Letters of Credit immediately prior to the Maximum Credit Increase Effective Date, then on and after the Maximum Credit Increase Effective Date, each Interest Rate under this Agreement shall be automatically increased such that in no event shall any Interest Rate applicable to Loans and Letters of Credit in respect of the Incremental Facility exceeds those applicable to other Loans and Letters of Credit hereunder.

(c) The Maximum Credit shall be increased by the amount of the increase in Commitments from Lenders or new Commitments from Eligible Transferees, in each case selected in accordance with this Section 2.4, for which Agent has received Assignment and Acceptances within sixty (60) days after the date of the request by Borrowers for the increase or such earlier date as Agent and Borrowers may agree (but subject to the satisfaction of the conditions set forth below), whether or not the aggregate amount of the increase in Commitments and new Commitments, as the case may be, equal or exceed the amount of the increase in the Maximum Credit requested by Borrowers in accordance with the terms hereof, effective on the date that Agent shall have notified Borrowers that each of the following conditions have been satisfied (such date being the “Maximum Credit Increase Effective Date”):

(i) Agent shall have obtained sufficient additional Commitments as may be necessary to provide the Incremental Facility as contemplated by this Section 2.4 and shall have received from each Lender or Eligible Transferee that is providing an additional Commitment as part of the increase in the Maximum Credit, an Assignment and Acceptance duly executed by such Lender or Eligible Transferee and each Borrower; provided, that, the Commitments set forth in such Assignment and Acceptance(s) shall be not less in the aggregate than the amount of the Incremental Facility;

(ii) the conditions precedent to the making of Loans set forth in Section 4.2 shall be satisfied as of the Maximum Credit Increase Effective Date, both before and after giving effect to such increase;

(iii) Agent shall have received for the ratable benefit of Lenders a maximum credit increase fee at a rate equal to one-half (1/2%) percent the amount of incremental increase requested by Borrowers;

(iv) such increase in the Maximum Credit shall not violate any applicable law, regulation or order or decree of any court or other Governmental Authority and shall not be enjoined, temporarily, preliminarily or permanently;

(v) there shall have been paid to each Lender and Eligible Transferee providing an additional Commitment in connection with such increase in the Maximum Credit all fees and expenses due and payable to such Person on or before the effectiveness of such increase; and

(vi) there shall have been paid to Agent, for the account of the Agent and Lenders (in accordance with any agreement among them) all fees and expenses (including reasonable fees and expenses of counsel) due and payable pursuant to any of the Financing Agreements on or before the effectiveness of such increase.

(d) As of the Maximum Credit Increase Effective Date, each reference to the term Maximum Credit herein, and in any of the other Loan Documents shall be deemed amended to mean the amount of the Maximum Credit specified in the most recent written notice from Agent to Borrowers of the increase in the Maximum Credit.”

4. Fees. Section 3.2(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(a) Borrowers shall pay to Agent for the ratable benefit of Lenders monthly an unused line fee at a rate equal to the percentage (on a per annum basis) set forth below calculated upon the amount by which the Maximum Credit as then in effect exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while the Loan Agreement is in effect and for so long thereafter as any Obligations are outstanding. Such fee shall be payable on the first day of each month in arrears. The applicable percentage (on a per annum basis) set forth below if the sum of (A) the Quarterly Average Excess Availability for the immediately preceding fiscal quarter plus (B) the Excess Cash as of the last day of the immediately preceding fiscal quarter, is at or within the amounts indicated for such percentage:

Tier	Quarterly Average Excess Availability plus Excess Cash	Unused Line Fee Percentage
1	$100,000,000 or more	0.50%
2	Greater than or equal to $60,000,000 and less than $100,000,000	0.50%
3	Greater than or equal to $35,000,000 and less than $60,000,000	0.375%
4	Less than $35,000,000	0.25%

provided, that, (i) the unused line fee percentage shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter beginning November 1, 2008) and (ii) the unused line fee percentage for the period from the Amendment No. 13 Effective Date through and including November 1, 2008 shall be the amount for Tier 2 set forth above.”

5. Collection of Accounts. Section 6.3(a)(ii) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: “(ii) Excess Availability is less than either (a) $20,000,000 giving effect to the Loan Limit for such Borrower or (b) $35,000,000 without regard to the Loan Limit for such Borrower.”

6. Settlement Procedures. Section 6.10 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“6.10 Settlement Procedures.

(a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to any Borrower’s loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

(b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender’s Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. Miami time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or more frequently as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a “Settlement Period”). If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m. Miami time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. Miami time on the same Business Day and if received by a Lender after 12:00 p.m. Miami time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. Miami time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender’s Pro Rata Share of the outstanding Loans is more than such Lender’s Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender’s Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender’s Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

(c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent’s disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender’s obligation to make a Loan hereunder.

(d) Upon the making of any Loan by Agent as provided herein, without further action by any party hereto, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share in such Loan. To the extent that there is no settlement in accordance with the terms hereof, Agent may at any time require the Lenders to fund their participations. From and after the date, if any, on which any Lender has funded its participation in any such Loan, Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest received by Agent in respect of such Loan.

(e) If Agent is not funding a particular Loan to a Borrower (or Borrower Agent for the benefit of such Borrower or any Guarantor) pursuant to Sections 6.10(a) and 6.10(b) above on any day, but is requiring each Lender to provide Agent with immediately available funds on the date of such Loan as provided in Section 6.10(c) above, Agent may assume that each Lender will make available to Agent such Lender’s Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on such day. If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Borrower Agent of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Borrower Agent’s receipt of such notice. Any Lender that has failed to fund any portion of the Loans, participations in Letter of Credit Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, or has otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, shall be a “Defaulting Lender”.

(f) Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (0). All amounts otherwise payable in respect of the Pro Rata Share of principal to a Defaulting Lender shall instead be paid to the other Lenders based on their Pro Rata Shares calculated after giving effect to the reduction of the Defaulting Lender’s

Commitment to zero as provided herein or at Agent’s option may instead be paid to and retained by Agent. To the extent that Agent elects to receive and retain such amounts, Agent may hold them and, in its reasonable discretion, relend such amounts to a Borrower. To the extent that Agent exercises its option to relend such amounts, such amounts shall be treated as Revolving Loans for the account of Agent in addition to the Revolving Loans that are made by the Lenders other than Defaulting Lenders based on their Pro Rata Shares as calculated after giving effect to the reduction of the Defaulting Lender’s Commitment to zero as provided herein but shall be repaid in the same order of priority as Special Agent Advances for purposes of Section 6.4 hereof, except as Agent may otherwise elect. The rights of a Defaulting Lender shall be limited as provided herein until such time as the Defaulting Lender has made all payments to Agent that were the basis for it to become a Defaulting Lender. Upon the cure by Defaulting Lender of the event that is the basis for it to be a Defaulting Lender by making such payment or payments, such Lender shall cease to be a Defaulting Lender and shall be entitled to payment of interest to the extent previously received and retained by Agent from or for the account of Borrowers on the funds constituting Loans made by such Lender prior to the date of it being a Defaulting Lender (and not previously paid to such Lender) and shall otherwise, after such cure, make Loans and settle in respect of the Loans and other Obligations in accordance with the terms hereof. The existence of a Defaulting Lender and the operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or Obligor of their duties and obligations hereunder.

(g) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.”

7. Minimum EBITDA. The first sentence of Section 9.17 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: “At any time that the aggregate amount of the Excess Availability is less than either (a) $20,000,000 giving effect to the Loan Limit for such Borrower or (b) $35,000,000 without regard to the Loan Limit for such Borrower.”

8. Term.

8.1 The first sentence of Section 13.1(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on February 1, 2012 (the “Renewal Date”) and from year to year thereafter, unless sooner terminated pursuant to the terms hereof.”

8.2 Section 13.1 of the Loan Agreement is hereby amended by adding the following new subsection (c):

“(c) In view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender’s lost profits as a result thereof, if for any reason this Agreement is terminated on or prior to (i) February 1, 2010, the Borrowers shall pay to Agent for the account of Lenders (in accordance with the arrangements between Agent and Lenders) upon the effective date of such termination an amount equal to one-half percent (1/2%) of the Maximum Credit as in effect on such termination date and (ii) if for any reason this Agreement is terminated after February 1, 2010, but on or prior to the Renewal Date, the Borrowers shall pay to Agent for the account of Lenders (in accordance with the arrangements between Agent and Lenders) upon the effective date of such termination an amount equal to one-quarter (1/4%) percent of the Maximum Credit as in effect on such termination date. Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrowers and Guarantor agree that it is reasonable under the circumstances currently existing (including, but not limited to, the borrowings that are reasonably expected by Borrowers hereunder and the interest, fees and other charges that are reasonably expected to be received by Lender). In addition, Agent for itself and the ratable benefit of Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent does not exercise the right to terminate this Agreement, but elects, at its option, to provide financing to any Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 13.1 shall be deemed included in the Obligations.”

9. Sale of Assets. Section 9.7(b)(ix) is hereby deleted in its entirety and the following substituted therefor:

“(ix) the sale and assignment by a Borrower to a Factor of Accounts of such Borrower, in accordance with the terms and conditions of the Factoring Agreements of such Borrower with such Factor; provided, that, (a) Agent shall have received true, correct and complete copies of all of the Factoring Agreements and all related agreements, documents and instruments (and as to any Factoring Agreements entered into after the date hereof, the terms and conditions shall be reasonably satisfactory to Agent), (b) in no event shall the aggregate face amount of all Accounts sold by Borrowers to Factors outstanding at any one time exceed $20,000,000, (c) Agent shall have received in reasonable detail a report of the

Accounts to be so sold and assigned to the Factor and the date of any such sale and assignment not less than every two (2) weeks or more frequently as Agent may request at any time that the aggregate amount of the Excess Availability of Borrowers is less than $20,000,000 or a Default or Event of Default shall exist or have occurred and be continuing, (d) as of the date of any such sale and assignment and after giving effect thereto (including giving effect to the reduction in the Borrowing Base of the Borrower making such sale and assignment as a result thereof), the aggregate amount of the Excess Availability of Borrowers plus the Excess Cash shall be not less than $20,000,000, (e) if such Factoring Assignment Agreement allows for the deferred purchase, such Factoring Assignment Agreement must be subject to arrangements and agreements in form and substance satisfactory to Agent, (f) Agent shall have received a Factoring Assignment Agreement in form and substance satisfactory to Agent duly authorized, executed and delivered by each Factor, Borrowers and Guarantors, (g) Borrowers and Guarantors shall not obtain any advance payments from a Factor in respect of Accounts to be sold or assigned or any loans or other advances or other financial accommodations and the only Indebtedness of Borrowers and Guarantors to a Factor, contingent or otherwise, shall consist of the commissions and other fees and charges of such Factor under the terms of the Factoring Agreements, (h) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change in any material respect any of the Factoring Agreements or any related agreements, documents and instruments, except that Borrowers may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or to reduce any rates, commissions or fees in connection therewith, (i) Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention of any Borrower or Guarantor to enter into a new Factoring Agreement after the date hereof, which notice shall set forth in reasonable detail, the name and address of the proposed Factor, the proposed rates, commissions and fees, and the maturity date with respect thereto, together with such other information with respect thereto as Agent may reasonably request and any Factor pursuant to such new Factoring Agreement shall be reasonably acceptable to Agent, and (j) Borrowers and Guarantors shall furnish to Agent all material written notices or demands in connection with such arrangements with a Factor either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be,

10. Indebtedness.

(a) Section 9.9(b) of the Loan Agreement is hereby amended by deleting the reference therein to “$10,000,000” and substituting “$20,000,000” therefor.

(b) Section 9.9(o) of the Loan Agreement is hereby amended by deleting the reference therein to “$10,000,000” and substituting “$25,000,000” therefor.

(c) Section 9.9(r)(ix) of the Loan Agreement is hereby amended by deleting the reference therein to “$10,000,000” and substituting “$40,000,000” therefor.

11. Non-Consenting Lenders. Section 11.3(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(c) Notwithstanding anything to the contrary contained in Section 11.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a “Non-Consenting Lender”), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained (including, without limitation, any failure to consent to an increase its Commitment with respect to the Incremental Facility pursuant to Section 2.4 of the Loan Agreement), if any, then Agent shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Agent of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Agent or such Eligible Transferee as Agent may specify, the Commitment, or right to make new Commitment, as applicable, of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto. Agent shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify the date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Agent, or such Eligible Transferee specified by Agent, shall pay to the Non-Consenting Lender the amount equal to: (1) the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the Business Day immediately preceding the effective date of such purchase and sale, plus (2) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee). Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.”

12. Special Agent Advances. Section 12.11(a) of the Loan Agreement is hereby amended by adding the following language immediately after the phrase “Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder.”:

“Interest on Special Agent Advances shall be payable at the highest Interest Rate then applicable to any outstanding Loans and shall be payable on demand.”

:

13. Other Agent Designations. Section 12 of the Loan Agreement is hereby amended by adding the following new provision:

“12.14 Other Agent Designations. Agent may at any time and from time to time determine that a Lender may, in addition, be a “Co-Agent”, “Syndication Agent”, “Documentation Agent” or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Agreement. Any such designation shall be effective upon written notice by Agent to Administrative Borrower of any such designation. Any Lender that is so designated as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation by Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Financing Agreements other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on a Lender so identified as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder.”

14. Commitments. In furtherance of the amendment of the Maximum Credit pursuant to this Amendment No. 13, the respective Commitments of the Lenders are hereby amended and restated as set forth on Schedule 1 to Amendment No. 13 which is hereby made a part hereof.

15. Amendment Fee. Borrowers shall pay to Agent, for the account of Lenders (in accordance with the arrangements between Agent and Lenders) a renewal fee in the amount of one fourth (1/4%) of one percent of the Maximum Credit as in effect on the Amendment No. 13 Effective Date, which shall be fully earned on the date hereof.

16. Representations, Warranties and Covenants. Borrowers and Guarantors, jointly and severally, represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants shall survive the execution and delivery hereof:

(a) this Amendment No. 13 and all other documents, agreements and instruments executed by any Borrower or Guarantor in connection herewith (together with this Amendment No. 13, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and, if necessary, their respective stockholders, and are in full force and effect as of the date hereof, and the agreements and obligations of Borrowers and Guarantors contained herein and therein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against them in accordance with their terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b) none of the Amendment Documents nor the transactions contemplated thereby are in contravention of any applicable law, or the terms of any agreement to which any Borrower or Guarantor is a party or by which any property of any Borrower or Guarantor is bound; and

(c) as of the date hereof, no Default or Event of Default exists or has occurred and is continuing.

17. Conditions Precedent. The terms and provisions of this Amendment No. 13 shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received executed counterparts of this Amendment No. 13, duly authorized, executed and delivered by Borrowers, Guarantors and Lenders;

(b) Agent shall have received executed counterparts of an amended and restated Fee Letter, duly authorized, executed and delivered by Borrowers; and

(c) No Default or Event of Default shall exist or have occurred and be continuing.

18. Effect of this Amendment. This Amendment No. 13 and the other Amendment Documents constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly provided herein, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 13, the provisions of this Amendment No. 13 shall control.

19. Further Assurances. Each Borrower and Guarantor shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 13.

20. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of Florida (but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Florida).

21. Binding Effect. This Amendment No. 13 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

22. Counterparts. This Amendment No. 13 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 13, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 13 by telecopier or other method of electronic transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 13. Any party delivering an executed counterpart of this Amendment No. 13 by telecopier or other method of electronic transmission also shall deliver an original executed counterpart of this Amendment No. 13, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 13 as to such party or any other party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 13 to be duly executed and delivered by their authorized officers as of the day and year first above written.

SUPREME INTERNATIONAL, LLC,
formerly known as Supreme International, Inc.

By:	Perry Ellis International, Inc.,
its Managing Member

By:	/s/ Thomas D’Ambrosio
Title:	Interim CFO

JANTZEN, LLC, formerly known as Jantzen, Inc.

By:	Perry Ellis International, Inc.,
its Managing Member

By:	/s/ Thomas D’Ambrosio
Title:	Interim CFO

PERRY ELLIS MENSWEAR, LLC, formerly known as Perry Ellis Menswear, Inc.

By:	Perry Ellis International, Inc.,
its Managing Member

By:	/s/ Thomas D’Ambrosio
Title:	Interim CFO

SALANT HOLDING, LLC, formerly known as Salant Holding Corporation

By:	Perry Ellis International, Inc.,
its Managing Member

By:	/s/ Thomas D’Ambrosio
Title:	Interim CFO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 13 to Loan and Security Agreement]

[SIGNATURES CONTINUED FROM PRECEDING PAGE]

PERRY ELLIS EUROPE LIMITED, formerly known as Farah Manufacturing (U.K.) Limited

By:	/s/ Bernie Keasley
Title:	Secretary and VP of Finance

PERRY ELLIS INTERNATIONAL GROUP HOLDINGS LIMITED

By:	/s/ Geri Mankoff
Title:	Secretary

PERRY ELLIS INTERNATIONAL, INC.

By:	/s/ Thomas D’Ambrosio
Title:	Interim CFO

PEI LICENSING, INC.

By:	/s/ Geri Mankoff
Title:	Secretary

SUPREME MUNSINGWEAR CANADA, INC.

By:	/s/ Cory Shade
Title:	Secretary

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 13 to Loan and Security Agreement]

[SIGNATURES CONTINUED FROM PRECEDING PAGE]

JANTZEN APPAREL, LLC,
formerly known as Jantzen Apparel Corp.

By:	PEI Licensing, Inc.,
its Managing Member

By:	/s/ Geri Mankoff
Title:	Secretary

SUPREME REAL ESTATE I, LLC

By:	/s/ Thomas D’Ambrosio
Title:	Interim CFO

SUPREME REAL ESTATE II, LLC

By:	/s/ Thomas D’Ambrosio
Title:	Interim CFO

SUPREME REALTY, LLC

By:	/s/ Thomas D’Ambrosio
Title:	Interim CFO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 13 to Loan and Security Agreement]

[SIGNATURES CONTINUED FROM PRECEDING PAGE]

PERRY ELLIS SHARED SERVICES CORPORATION

By:	/s/ Cory Shade
Title:	Secretary

WINNSBORO DC, LLC

By:	Perry Ellis International, Inc.,
its Managing Member

By:	/s/ Thomas D’Ambrosio
Title:	Interim CFO

TAMPA DC, LLC

By:	Perry Ellis International, Inc.,
its Managing Member

By:	/s/ Thomas D’Ambrosio
Title:	Interim CFO

PERRY ELLIS REAL ESTATE, LLC, formerly known as Perry Ellis Real Estate Corporation

By:	Perry Ellis International, Inc.,
its Managing Member

By:	/s/ Thomas D’Ambrosio
Title:	Interim CFO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 13 to Loan and Security Agreement]

[SIGNATURES CONTINUED FROM PRECEDING PAGE]

AGREED:

WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to Congress Financial Corporation (Florida), as Agent and a Lender

By:	/s/ Pat Cloninger
Title:	Director

BANK OF AMERICA, N.A., as Syndication Agent and a Lender

By:	/s/ Robert J. Walker
Title:	Senior Vice President

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:	/s/ William H. Skidmore
Title:	Vice President

THE ISRAEL DISCOUNT BANK OF NEW YORK

By:	/s/ Dilian G. Schulz	By:	/s/ Christopher Meade
Title:	Senior Vice President	Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 13 to Loan and Security Agreement]

[SIGNATURES CONTINUED FROM PRECEDING PAGE]

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Barbara Baltar
Title:	First Vice President

HSBC BUSINESS CREDIT (USA) INC.

By:	/s/ Thomas A. Getty, Jr.
Title:	Vice President

[Signature Page to Amendment No. 13 to Loan and Security Agreement]

SCHEDULE 1

TO

AMENDMENT NO. 13 TO LOAN AND SECURITY AGREEMENT

Commitments

Lender	Commitments
Wachovia Bank, National Association	48,125,000
The CIT Group/Commercial Services, Inc.	$10,000,000
HSBC Business Credit (USA) Inc.	10,625,000
HSBC Bank USA, National Association	10,625,000
The Israel Discount Bank of New York	15,625,000
Bank of America, N.A.	30,000,000
TOTAL	125,000,000